Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated March 19, 2019 (June 10, 2019, as to the effects of the 1-for-3.07418 stock split described in Note 14) relating to the financial statements of Akero Therapeutics, Inc. appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Parsippany, NJ

June 10, 2019